FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 17, 2008

SANSWIRE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3rd Ave., Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 954-332-3759

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 17, 2008, Sanswire Corp. (the “Company”) entered into a subscription agreement (the “Global Telestat Subscription Agreement”) with Global Telestat Corp. (“Global Telestat”). Pursuant to the Global Telestat Subscription Agreement, the Company issued and sold to Global Telestat, for a purchase price of $50,000, 476,190 shares of the Company’s common stock (the “Global Telestat Common Shares”), two-year warrants to purchase 238,095 shares of the Company’s common stock at an exercise price of $0.21 (the “Global Telestat $0.21 Warrants”), and two-year warrants to purchase 238,095 shares of the Company’s common stock at an exercise price of $0.315 (the “Global Telestat $0.315 Warrants”, and collectively with the Global Telestat $0.21 Warrants, the “Global Telestat Warrants”). The exercise price of the Global Telestat Warrants is subject to adjustment in the event of stock splits, stock dividends, and similar transactions, or if the Company issues equity securities at a price lower than the exercise price.

Pursuant to the Global Telestat Subscription Agreement, Global Telestat may, in its sole discretion, make up to two additional purchases, for $225,000 each, of 2,142,857 shares of common stock, 1,071,429 two-year warrants with an exercise strike of $0.21 per share, and 1,071,429 two-year warrants with an exercise price of $0.315, on or before December 15, 2008 (which date may be extended by mutual written consent).

Pursuant to the Global Telestat Subscription Agreement, the Company agreed to promptly complete its audited financial statements for the year ended December 31, 2007, and file its Form 10-K for the year ended December 31, 2007 and Forms 10-Q for the quarterly periods through June 30, 2008 (the “Pre-Registration Conditions”). In addition, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) as soon as possible after the Pre-Registration Conditions have been satisfied.

Pursuant to the Global Telestat Subscription Agreement, the Company agreed to provide a study of Global Telestat’s “Applique” communications equipment on the Company’s airship platform on or before October 15, 2008. The study has been provided.

On October 10, 2008, the Company entered into a subscription agreement (the “TAO Subscription Agreement”, and collectively with the Global Telestat Subscription Agreement, the “Subscription Agreements”) with TAO MnD AG, a Swiss corporation (“TAO”). Pursuant to the TAO Subscription Agreement, the Company issued and sold to TAO, for a purchase price of €100,000 (approximately $143,838), 1,369,895 shares of the Company’s common stock (the “TAO Common Shares”), two-year warrants to purchase 684,947 shares of the Company’s common stock at an exercise price of $0.21 (the “TAO $0.21 Warrants”), and two-year warrants to purchase 684,948 shares of the Company’s common stock at an exercise price of $0.315 (the “TAO $0.315 Warrants”, and collectively with the TAO $0.21 Warrants, the “TAO Warrants”) (the TAO Warrants and the Global Telestat Warrants are referred to collectively as the “Warrants”). The exercise price of the TAO Warrants is subject to adjustment in the event of stock splits, stock dividends, and similar transactions, or if the Company issues equity securities at a price lower than the exercise price. Pursuant to the TAO Subscription Agreement, the purchase price from the issuance will be applied towards the continued funding of Sanswire-TAO, the Company’s joint venture with TAO Technologies GmbH, pursuant to the Company’s June 3, 2008 agreement.

Pursuant to the TAO Subscription Agreement, the Company agreed to file a registration statement registering the TAO Common Shares and the shares of common stock underlying the TAO Warrants with the SEC as soon as possible once the Company is current with its financial statements.

In connection with the issuance of the shares of common stock and warrants pursuant to the Subscription Agreements, the Company relied upon the exemption from securities registration afforded by Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

The foregoing summaries of the Subscription Agreements and the Warrants are qualified by reference to the Subscription Agreements and the Warrants, copies of which are filed herewith as exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

4.1	Subscription Agreement between the Company and Global Telestat
4.2	Subscription Agreement between the Company and TAO
4.3	Class A Warrant
4.4	Class B Warrant

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sanswire Corp.

Dated: October 16, 2008	By: /s/ Jonathan Leinwand
Jonathan Leinwand
Chief Executive Officer

EXHIBIT INDEX

Number	Description

4.1	Subscription Agreement between the Company and Global Telestat
4.2	Subscription Agreement between the Company and TAO
4.3	Class A Warrant
4.4	Class B Warrant